1 1 Q4 Fiscal Year 2017 Financial Results Conference Call May 31, 2017 Mark D. Morelli President & Chief Executive Officer Gregory P. Rustowicz Vice President – Finance & Chief Financial Officer

2 2 These slides contain (and the accompanying oral discussion will contain) “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including general economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries, conditions affecting the Company’s customers and suppliers, competitor responses to the Company’s products and services, the overall market acceptance of such products and services, the integration of acquisitions and other factors disclosed in the Company’s periodic reports filed with the Securities and Exchange Commission. Consequently such forward looking statements should be regarded as the Company’s current plans, estimates and beliefs. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. This presentation will discuss some non-GAAP financial measures, which we believe are useful in evaluating our performance. You should not consider the presentation of this additional information in isolation or as a substitute for results compared in accordance with GAAP. We have provided reconciliations of comparable GAAP to non-GAAP measures in tables found in the Supplemental Information portion of this presentation. Safe Harbor Statement

3 3 Q4 and FY 2017 Highlights Reason for joining CMCO  Solid business, strong market positions with a history of cash generation  Opportunities for growth and earnings power – lots of runway Solid end to year  STAHL acquisition  Volume uptick in U.S., APAC and Latin America $21 million of adjustments in quarter: acquisition costs & other unusual expenses Generated $60 million in cash in FY17  Paid down $46.4 million in debt in fiscal year; $12.8 million in debt reduction in quarter

4 4 Adjustments in Q4 FY17 ($ in millions) Total: $21.2 million Significant non-operating items in the quarter COGS G&A G&A G&A

5 5 Net Sales ($ in millions) Quarter STAHL added $24.7 million Organic growth: $3.9 million, or 2.5% Year Acquired revenue of $65.0 million Q4 FY17 FY 2017 Acquisitions $ 24.7 15.9% $ 65.0 10.8% Pricing (0.1) (0.1)% 0.7 0.1% Volume 4.9 3.2% (20.6) (3.3)% Foreign currency translation (0.9) (0.6)% (5.1) (0.9)% Quarter and Fiscal Year Bridge Y/Y + 18.4% Y/Y + 6.7%

6 6 Gross Profit & Adjusted Gross Margin1 Non-GAAP Adjustments Gross Profit * Adjusted gross profit as % of sales Quarter and Fiscal Year Bridge (1) Adjusted gross profit is a non-GAAP financial measures. Please see supplemental slides for a reconciliation from GAAP gross profit to non-GAAP gross profit and other important disclosures regarding the use of non-GAAP financial measures. 32.2%* 29.4%* 32.7%* 32.2%* 32.2%* ($ in millions) 31.7%* 32.0%* 31.6%* STAHL adjusted gross margin (1) of 33.7% Q4 FY17 core adjusted gross margin(1) of 32.0% Q4 FY17 FY 2017 Fiscal 2016 Gross Profit $ 48.4 $ 187.3 STAHL/ Magnetek acquisitions 8.3 22.5 Prior-year Non-GAAP adjustments 1.5 3.9 Productivity, net of other cost changes 1.2 2.0 Sales volume and mix 0.7 (9.3) Pricing, net of material cost inflation (0.3) (0.5) Product Liability (0.3) (2.5) Foreign currency translation (0.3) (1.6) STAHL inventory step-up expense (8.9) (8.9) Total Change $ 1.9 $ 5.6 Fiscal 2017 Gross Profit $ 50.3 $ 192.9

7 7 SG&A Expense $15.3 $16.3 $16.3 $16.6 $18.0 Selling G&A Unusual Costs Quarter Selling expense: STAHL added $2.9 million G&A expense:  $10.1 million of unusual costs  STAHL added $1.5 million Year Selling expense:  Acquisitions added $7.9 million  $0.2 million of unusual costs G&A expense:  $13.3 million of unusual costs  Acquisitions added $4.3 million FY 2018 quarterly SG&A run-rate:  $44 million to $45 million  Excludes STAHL integration costs ~$6 million ($ in millions)

8 8 Operating Income & Non-GAAP Margin(1) Non-GAAP Adjustments Income from Operations Quarter STAHL:  $2.8 million incremental operating income  11.5% adjusted operating margin Year $23.5 million of unusual costs STAHL amortization estimated to be $6.7 million per year * Non-GAAP operating income as % of sales. (1) Adjusted operating income is a non-GAAP financial measures. Please see supplemental slides for a reconciliation from GAAP operating income to non-GAAP operating income and other important disclosures regarding the use of non-GAAP financial measures. ($ in millions) 9.2%* 5.5%* 8.3%* 7.7%* 9.2%*

9 9 Quarterly Earnings Per Share GAAP Diluted EPS Non-GAAP Adjusted EPS(1) (1) Adjusted net income and diluted earnings per share (EPS) are non-GAAP financial measures. Please see supplemental slides for a reconciliation from GAAP net income and diluted EPS to non-GAAP adjusted net income and diluted EPS and other important disclosures regarding the use of non-GAAP financial measures. Net loss: $4.7 million Non-GAAP adjusted net income: $8.9 million(1) Effective tax rate: 43.8%  Benefit of $3.7 million  Reversal of valuation allowance on deferred tax assets net of non- deductible deal costs ($ in millions)

10 10 Annual Earnings Per Share (1) Adjusted net income and diluted earnings per share (EPS) are non-GAAP financial measures. Please see supplemental slides for a reconciliation from GAAP net income and diluted EPS to non-GAAP adjusted net income and diluted EPS and other important disclosures regarding the use of non-GAAP financial measures. Net income: $9.0 million Non-GAAP adjusted net income: $27.6 million(1) Full year tax rate: 31.0% Expected FY 2018 tax rate: 21% to 25%(2) Non-GAAP EPS(1) GAAP EPS (2) Tax rate guidance provided May 31, 2017 ($ in millions)

11 11 Working Capital Working Capital as a Percent of Sales Inventory Turns (1) Excludes the impact of Magnetek, which was acquired on September 2, 2015 (2) Excludes the impact of STAHL which was acquired on January 31, 2017 (1) (1) Working capital as a percent of sales was 18.6%  Best performance in 4 years (2) (2) Inventory turns increased to 4.1x  Targeting further improvement in FY18 Improvements drive cash flow for debt repayment

12 12 Strong operating cash flow despite ~$8 million of cash consumed for unusual items Managing CapEx: working to improve return on invested capital FY 2018 expected CapEx: ~$20 to $24 million(1) Cash Flow Note: Components may not add to totals due to rounding Three Months Ended March 31, Year Ended March 31, 2017 2016 2017 2016 Net cash provided by operating activities $ 11.9 $ 19.7 $ 60.5 $ 52.6 Capital expenditures (CapEx) (3.1) (6.8) (14.4) (22.3) Operating free cash flow $ 8.8 $ 12.9 $ 46.1 $ 30.3 (1) Capital expenditure guidance provided May 31, 2017

13 13 Capitalization March 31, 2017 March 31, 2016 Cash and cash equivalents $ 77.6 $ 51.6 Total debt 421.3 267.6 Total net debt 343.7 216.0 Shareholders’ equity 341.4 286.3 Total capitalization $ 762.7 $ 553.9 Debt/total capitalization 55.2% 48.3% Net debt/net total capitalization 50.2% 43.0% De-levering Balance Sheet Expected rate of debt reduction  $45 million to $50 million in FY18  Targeting 3x Net Debt/EBITDA by end of FY18  Ramping to $50 million to $55 million in FY19 Covenant-lite  No leverage maintenance covenant as long as Revolver is undrawn

14 14 Perspectives – 90 Day Review People Strength Operating system & metrics Implementing STAHL acquisition On track Magnetek technology Opportunity Operations Opportunity Financial performance Opportunity Culture of accountability Implementing

15 15 Near-term Priorities and Outlook Integrate STAHL  Expect $5 million in synergies in FY2018  Realizing growth opportunities Leverage Magnetek technology  Cost effectively embedding digital controls in hoists  Products will include information intelligence Strengthen the core  Identifying actions to grow market share Pay down debt  Reduce debt in FY2018 by $45 million to $50 million  Expect 3X net debt/EBITDA at fiscal year end

16 16 Supplemental Information

17 17 Replay Number: 412-317-6671 passcode: 13659715 Telephone replay available through June 7, 2017 Webcast / PowerPoint / Replay available at www.cmworks.com/investors Transcript, when available, at www.cmworks.com/investors Conference Call Playback Info

Adjusted Gross Profit Reconciliation

($ in thousands)	Quarter					Fiscal Year		
	Q4 FY16	Q1 FY17	Q2 FY17	Q3 FY17	Q4 FY17	FY 2015	FY 2016	FY 2017
Gross Profit	$48,393	$48,047	$49,729	$44,821	$50,335	$181,607	$187,263	$192,932
Add back:								
Product liability costs for legal settlement	1,100	—	—	—	—	—	1,100	—
Building held for sale impairment charge	429	—	—	—	—	—	429	—
Acquisition inventory step-up expense	—	—	—	—	8,852	543	1,446	8,852
Acquisition amortization of backlog	—	—	—	—	—	—	581	—
Facility consolidation costs	—	—	—	—	—	1,176	346	—
Non-GAAP adjusted gross margin	$49,922	$48,047	$49,729	$44,821	$59,187	$183,326	$191,165	$201,784
Sales	155,088	149,013	151,925	152,497	183,688	579,643	597,103	637,123
Adjusted gross margin	32.2%	32.2%	32.7%	29.4%	32.2%	31.6%	32.0%	31.7%

Adjusted gross profit is defined as gross profit as reported, adjusted for unusual items. Adjusted gross profit is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable to the measure as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information such as adjusted gross profit is important for investors and other readers of the Company's financial statements, and assists in understanding the comparison of the current quarter's gross profit to the historical period's gross profit.

COLUMBUS McKINNON CORPORATION
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Adjusted Income from Operations Reconciliation

($ in thousands)	Quarter					Fiscal Year		
	Q4 FY16	Q1 FY17	Q2 FY17	Q3 FY17	Q4 FY17	FY 2015	FY 2016	FY 2017
Income (loss) from operations	$11,809	$11,201	$12,619	$5,317	$(3,164)	$54,648	$40,570	$25,973
Add back:								
Acquisition inventory step-up expense and real estate transfer taxes	—	—	—	—	8,852	659	1,446	8,852
Acquisition deal, integration, and severance costs	—	—	—	3,140	5,675	—	8,046	8,815
CEO retirement pay and search costs	—	—	—	—	3,085	—	—	3,085
Insurance recovery legal costs	—	—	—	—	1,359	—	—	1,359
Impairment of intangible asset	—	—	—	—	1,125	—	—	1,125
Canadian pension lump sum settlements	—	247	—	—	—	—	—	247
Product liability costs for legal settlement	1,100	—	—	—	—	—	1,100	—
Building held for sale impairment charge	429	—	—	—	—	—	429	—
Facility consolidation costs	859	—	—	—	—	1,726	1,444	—
Magnetek acquisition amortization of backlog	—	—	—	—	—	—	581	—
Non-GAAP adjusted income from operations	$14,197	$11,448	$12,619	$8,457	$16,932	$57,033	$53,616	$49,456
Sales	155,088	149,013	151,925	152,497	183,688	579,643	597,103	637,123
Adjusted operating margin	9.2%	7.7%	8.3%	5.5%	9.2%	9.8%	9.0%	7.8%

Adjusted income from operations is defined as income from operations as reported, adjusted for certain items and to apply a normalized tax rate. Adjusted income from operations is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP and may not be comparable to the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted income from operations, is important for investors and other readers of the Company's financial statements and assists in understanding the comparison of the current quarter's and current year's income from operations to the historical periods' income from operations

COLUMBUS McKINNON CORPORATION
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Adjusted Diluted EPS Reconciliation

($ in thousands, except per share data)	Quarter					Fiscal Year		
	Q4 FY16	Q1 FY17	Q2 FY17	Q3 FY17	Q4 FY17	FY 2015	FY 2016	FY 2017
Net income (loss)	$5,889	$6,401	$6,816	$505	$(4,738)	$27,190	$19,579	$8,984
Add back:								
Acquisition inventory step-up expense and real estate transfer taxes	—	—	—	—	8,852	659	1,446	8,852
Acquisition deal, integration, and severance costs	—	—	—	3,140	5,675	—	8,046	8,815
CEO retirement pay and search costs	—	—	—	—	3,085	—	—	3,085
Insurance recovery legal costs	—	—	—	—	1,359	—	—	1,359
Impairment of intangible asset	—	—	—	—	1,125	—	—	1,125
Loss on extinguishment of debt	—	—	—	—	1,303	—	—	1,303
(Gain) loss on foreign exchange option for acquisition	—	—	—	1,826	(236)	—	—	1,590
Canadian pension lump sum settlements	—	247	—	—	—	—	—	247
Product liability costs for legal settlement	1,100	—	—	—	—	—	1,100	—
Building held for sale impairment charge	429	—	—	—	—	—	429	—
Facility consolidation costs	859	—	—	—	—	1,726	1,444	—
Magnetek acquisition amortization of backlog	—	—	—	—	—	—	581	—
Debt refinancing costs	—	—	—	—	—	8,567	—	—
Normalize tax rate (1)	(406)	166	499	(934)	(7,509)	(5,265)	(1,356)	(7,778)
Non-GAAP adjusted net income	$7,871	$6,814	$7,315	$4,537	$8,916	$32,877	$31,269	$27,582
Average diluted shares outstanding	20,254	20,266	20,368	20,490	22,201	20,224	20,315	20,888
Diluted income per share - GAAP	$0.29	$0.32	$0.33	$0.02	$(0.22)	$1.34	$0.96	$0.43
Diluted income per share - Non-GAAP	$0.39	$0.34	$0.36	$0.22	$0.40	$1.63	$1.54	$1.32

(1) Applies normalized tax rate of 30% to GAAP pre-tax income and non-GAAP adjustments above, which are each pre-tax.

Adjusted net income and diluted EPS are defined as net income and diluted EPS as reported, adjusted for certain items and to apply a normalized tax rate. Adjusted net income and diluted EPS are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable to the measure as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted net income and diluted EPS, is important for investors and other readers of the Company's financial statements and assists in understanding the comparison of the current quarter's and current year's net income and diluted EPS to the historical periods' net income and diluted EPS.

COLUMBUS McKINNON CORPORATION
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